UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 17, 2006
DECKERS OUTDOOR CORPORATION

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

0-22446	95-3015862

(Commission File Number)	(IRS Employer Identification No.)

495A South Fairview Avenue, Goleta, California	93117

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(805) 967-7611

None

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
Colin Clark, Senior Vice President of International, and Janice Howell, Vice President of Operations.
     On April 17, 2006, the Company entered into employment agreements with Colin Clark and Janice Howell pursuant to which Mr. Clark shall serve as Vice President of International and Ms. Howell shall serve as Vice President Operations. The employment agreements are effective as of January 1, 2006. Each of Mr. Clark’s and Ms. Howell’s employment with the Company is “at will,” but the term of the employment agreements ends December 31, 2007. For 2006, Mr. Clark and Ms. Howell will be entitled to an annual base salary of $225,000 and $150,000, respectively, and may be entitled to a performance bonus based on a target bonus of 100% and 50%, respectively, of his or her annual base salary. The actual 2006 bonuses paid, if any, to Mr. Clark and Ms. Howell will be based upon the achievement of certain performance targets. If the performance targets are surpassed or if they are not achieved, the bonus may be more or less, as applicable, than the amount of the target bonus. Mr. Clark and Ms. Howell may also be granted options or nonvested stock units to the extent approved by the Compensation Committee. Mr. Clark and Ms. Howell will also receive the normal fringe benefits available to other senior executives and will be entitled to severance pay under the circumstances described below.
     If the employee is terminated by the Company for Cause or the employee terminates his or her employment, other than for Good Reasons, the employee or his or her beneficiaries will be entitled to payment of accrued base salary, payment for accrued vacation, reimbursement for certain expenses, receipt of accrued and vested benefits under the Company’s plans or programs and other benefits required to be paid by law, payment of any accrued but unpaid incentive bonus for the prior fiscal year and the right to exercise all vested unexercised stock options and warrants outstanding as of the termination date. If the employee is terminated by the Company due to his or her death or total disability, in addition to those rights described in the first sentence of this paragraph, the employee shall be entitled to payment of any accrued but unpaid incentive bonus for the current fiscal year based on actual performance. If the employee is terminated by the Company without Cause or the employee terminates his or her employment for Good Reason, in addition to those rights described in the first two sentences of this paragraph, the employee will be entitled to payment of his or her base salary for six months following his or her termination, subject to the employee signing a release, and receipt of health benefits for a period of six months following his or her termination or his or her attainment of alternative employment that provides health benefits, whichever is earlier. If employee is terminated within two years of a Change of Control of the Company without Cause or by employee for Good Reason, in addition to those rights described in the first two sentence of this paragraph, the employee will be entitled to payment of a pro-rata incentive bonus based on actual performance for the year of termination, payment of one and one-half times his or her annual base salary plus the greater of one and one-half times the targeted incentive bonus immediately prior to the termination or two times the average actual incentive bonus for the previous three years, subject to the employee signing a release, receipt of health benefits for a period of eighteen months following his or her termination or his or her attainment of alternative employment that provides health benefits, whichever is earlier.
     As used in the previous paragraph, (1) Cause means (i) any willful breach of duty by the employee in the course of his or her employment or continued violation of written Company employment policies after written notice of such violation, (ii) violation of the Company’s insider trading policies, (iii) conviction of a felony or any crime involving fraud, theft, embezzlement, dishonesty or moral turpitude, (iv) engaging in activities which materially defame the Company, engaging in conduct which is material injurious to the Company or its affiliates, or any of their respective customer or supplier relationships, financially or otherwise, or (v) the employee’s gross negligence or incapacity to perform duties, excluding the employee’s total disability, (2) Good Reason means the occurrence of a material breach of the employment agreement by the Company, which breach is not cured within 15 calendar days after written notice thereof is received by the Company, or if within two years of a Change of Control, there is a reduction of the employee’s total compensation, benefits, and perquisites, the Company’s relocation is greater than 50 miles further from the employee’s home, or a material change in the employee’s position or duties, and (3) Change of Control means if there is a merger, consolidation, sale of all or a major portion of the assets of the Company (or a successor organization) or similar transaction or circumstance where any person or group (other than Douglas B. Otto) acquires or obtains the right to acquire, in one or more transactions, beneficial ownership of more than 50% of the outstanding shares of any class of voting stock of the Company (or a successor organization).
John A. Kalinich, Vice President of Consumer Direct
     On April 18, 2006, the Company entered into an amendment to John A. Kalinich’s employment agreement. The amendment is effective as of January 1, 2006. The amendment changes Mr. Kalinich’s title from Vice President and Director of Teva Retail and Licensing to Vice President of Consumer Direct. The amendment also eliminates Mr. Kalinich’s right to receive an annual option to purchase 10,000 shares of common stock. Instead, Mr. Kalinich will be entitled to receive stock awards, annually, consistent with his performance and with the stock awards granted to other senior executives of the Company. All other terms of the employment agreement remain the same and are described below.
     The term of Mr. Kalinich’s employment agreement ends on December 31, 2007. Commencing on November 25, 2007, Mr. Kalinich’s term of employment shall automatically be extended without further action by the Company or Mr. Kalinich on a month-to-month basis until such time as 30 calendar days’ written notice of termination is given by the Company or written notice is given by Mr. Kalinich. Pursuant to his employment agreement, Mr. Kalinich received an option to purchase 50,000 shares of Common Stock upon commencement of his employment. For 2006, Mr. Kalinich is entitled to an annual base salary of $180,000 and may be entitled to a performance bonus based on a target bonus of 50% of his annual base salary. The actual 2006 bonus paid, if any, to Mr. Kalinich will be based upon the achievement of certain performance targets. If the performance targets are surpassed or if they are not achieved, the bonus may be more or less, as applicable, than the amount of the target bonus. Mr. Kalinich may also be granted options or nonvested stock units to the extent approved by the Compensation Committee. Mr. Kalinich will also receive the normal fringe benefits available to other senior executives and will be entitled to severance pay under the circumstances described below.
     If Mr. Kalinich is terminated by the Company due to his death or total disability or for Cause, or Mr. Kalinich terminates his employment, other than for Good Reasons, Mr. Kalinich or his beneficiaries will be entitled to payment of his accrued base salary, payment for his accrued vacation, reimbursement for certain expenses, receipt of accrued and vested benefits under the Company’s plans or programs and other benefits required to be paid by law, payment of any accrued but unpaid incentive bonus for the prior fiscal year and the right to exercise all vested unexercised stock options and warrants outstanding as of the termination date. If Mr. Kalinich is terminated by the Company without Cause or Mr. Kalinich terminates his employment for Good Reason, in addition to those rights described above, Mr. Kalinich will be entitled to payment of an amount equal to the sum of (i) five times Mr. Kalinich’s base salary minus (ii) the base salary payments made to Mr. Kalinich during the first five years following the date of his employment agreement. Such payment shall be made over a period of one year following his termination. Mr. Kalinich shall also be entitled to receipt of health benefits until the first to occur of the fifth anniversary of his employment agreement and his attainment of alternative employment that provides health benefits.
     As used in the previous paragraph, (1) Cause means (i) any willful breach of duty by Mr. Kalinich in the course of his employment, continued violation of written Company employment policies after written notice of such violation, conviction of a felony, engaging in illegal activities which defame the Company, or his habitual negligence of his duty or continued incapacity to perform it, and (2) Good Reason means the occurrence of a material breach of the employment agreement by the Company, which breach is not cured within 15 calendar days after written notice thereof is received by the Company.
     A copy of each of the employment agreements and the amendment described above is attached as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K.
     Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit No.	Description

10.1*	Employment Agreement between Deckers Outdoor Corporation and Colin Clark

10.2*	Employment Agreement between Deckers Outdoor Corporation and Janice Howell

10.3	Amendment to Employment Agreement between Deckers Outdoor Corporation and John A. Kalinich

*	Certain exhibit(s) have been omitted and Deckers agrees to furnish to the Commission supplementally a copy of any omitted exhibit(s) upon request.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deckers Outdoor Corporation
Date: April 18, 2006	/s/ Zohar Ziv
Zohar Ziv, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1*	Employment Agreement between Deckers Outdoor Corporation and Colin Clark

10.2*	Employment Agreement between Deckers Outdoor Corporation and Janice Howell

10.3	Amendment to Employment Agreement between Deckers Outdoor Corporation and John A. Kalinich

*	Certain exhibit(s) have been omitted and Deckers agrees to furnish to the Commission supplementally a copy of any omitted exhibit(s) upon request.